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                                                                   EXHIBIT 10.38

                                  July 18, 2006

Mr. Paul Sagan
[address]

      Re: Amendment to Employment Agreement

Dear Paul:

      In accordance with Section 9 of your January 4, 2005 Employment Agreement with Akamai Technologies, Inc. (the "Company"), the following sets forth an amendment thereto.

     Section 5, second paragraph, is hereby amended in its entirety to read as follows:

            5. Termination of Employment.

            If you terminate your employment for "Good Reason" following a "Change of Control" as those terms are defined in the Initial Option Agreement and any Additional Option Agreement (together, the "Option Agreements"), in addition to any rights you have under the Option Agreements, vesting of all outstanding unvested options held by you as of the termination date shall automatically accelerate in full. You shall also be entitled to lump sum cash payments equal to: two (2) years of your then-current annualized base salary and an award equal to two (2) times your then-applicable annual incentive bonus at target. For purposes of this paragraph 5, "bonus at target" shall be as set forth in the terms of the then-applicable annual incentive bonus plan. Provisions in restricted stock unit agreements you have entered into with the Company that relate to the effect of a termination of employment are not amended by this Section 5 and shall continue in effect.

      Except as set forth herein, the terms of the Employment Agreement, as previously amended, remain in full force and effect, without amendment. Please sign below to indicate your acceptance of the terms of this amendment to your Employment Agreement.

                            Very truly yours,

                            AKAMAI TECHNOLOGIES, INC.

                            By:  /s/ George H. Conrades
                                 -------------------------------------------
                                 George H. Conrades, Executive Chairman

      I accept the foregoing amendment to my Employment Agreement with the Company.

                            /s/ Paul Sagan
                            ------------------------------------------------
                            Paul Sagan

                            Date:  August 9, 2006